Exhibit 4.8

Execution Copy

AMERICAN EXPRESS ISSUANCE TRUST II

OMNIBUS AMENDMENT TO

INDENTURE SUPPLEMENTS

This OMNIBUS AMENDMENT TO INDENTURE SUPPLEMENTS, dated as of July 29, 2016 (this “Amendment”), to the Indenture Supplements (as hereinafter described) to the Second Amended and Restated Indenture, dated as of July 29, 2016 (as amended and restated and as otherwise modified from time to time, the “Indenture”), between American Express Issuance Trust II, a statutory trust organized under the laws of the State of Delaware, as Issuer (the “Issuer”), and The Bank of New York Mellon, a New York banking corporation, as Indenture Trustee (in such capacity, the “Indenture Trustee”) and as Securities Intermediary, is made and entered into as of July 29, 2016.

RECITALS

WHEREAS, the Issuer and the Indenture Trustee have previously entered into (i) the Series 2013-1 Indenture Supplement, dated as of March 21, 2013 (the “Series 2013-1 Indenture Supplement”), to the Indenture, and (ii) the Series 2013-2 Indenture Supplement, dated as of September 24, 2013 (the “Series 2013-2 Indenture Supplement” and, together with the Series 2013-1 Indenture Supplement, the “Indenture Supplements”); and

WHEREAS, pursuant to Section 10.01 of the Indenture, the parties hereto desire to amend each Indenture Supplement as provided herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each party hereto agrees as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms Not Defined Herein. All capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the respective Indenture Supplements or the Indenture, as the case may be.

ARTICLE II

AMENDMENTS TO INDENTURE SUPPLEMENTS

SECTION 2.01. Amendments to Section 1.01. The following subsection (f) is hereby inserted in Section 1.01 of each Indenture Supplement, it being understood that any reference to “Series 20[    ]-[    ]” shall be read to be a reference to the applicable series designation:

(f) Series 201[    ]-[    ] shall be an Investor Communication Reporting Series.

SECTION 2.02. Amendment to Section 4.14. Sections 4.14(a) and 4.14(b) of each Indenture Supplement are hereby deleted and replaced with the following:

(a) Any investment instructions required to be given to the Indenture Trustee pursuant to the terms hereof must be given to the Indenture Trustee no later than 10:30 a.m. (New York City time) on the date such investment is to be made. In the event the Indenture Trustee receives such investment instruction later than such time, the Indenture Trustee may, but shall have no obligation to, make such investment on the date specified in such investment instruction. In the event the Indenture Trustee receives an investment instruction later than the time required by the first sentence of this paragraph (a), and the Indenture Trustee is unable to make the applicable investment on the date specified in such investment instruction, such investment shall be made by the Indenture Trustee on the next succeeding Business Day. In no event shall the Indenture Trustee be liable for any investment not made pursuant to investment instructions received after 10:30 a.m. (New York City time) on the date such investment is to be made.

(b) With respect to investments made by the Indenture Trustee pursuant to the terms hereof, the Servicer may appoint as its agent under a separate agreement a registered investment advisor and authorize such agent to give instructions, which may be provided to the Indenture Trustee through S.W.I.F.T., on behalf of the Servicer to the Indenture Trustee for funds to be invested and reinvested in one or more Eligible Investments. The Servicer shall provide the Indenture Trustee with a written direction certifying any such appointment. The Indenture Trustee shall be entitled to conclusively rely on, and shall be protected in acting upon, instructions, which may be provided to the Indenture Trustee through S.W.I.F.T. received from such agent on behalf of the Servicer.

SECTION 2.03. Amendment to Exhibits. Form of Monthly Servicer Statement under Exhibit B-1 to each Indenture Supplement is hereby deleted and replaced with the form attached as Exhibit A to this Amendment.

ARTICLE III

MISCELLANEOUS

SECTION 3.01. Ratification of Indenture Supplements. As amended by this Amendment, the Indenture Supplements are in all respects ratified and confirmed and each Indenture Supplement, as amended by this Amendment, shall be read, taken and construed as one and the same instrument.

SECTION 3.02. Counterparts. This Amendment may be executed in two or more counterparts, and by different parties on separate counterparts (including by way of facsimile or electronic transmission), each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

SECTION 3.03. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT WITHOUT REFERENCE TO ITS OTHER CONFLICTS OF

2

LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 3.04. Effectiveness. The amendments provided for by this Amendment shall become effective as of July 29, 2016 upon:

(a) receipt by the Indenture Trustee and the Owner Trustee of an Officer’s Certificate of the Issuer to the effect that the Issuer reasonably believes that this Amendment will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future;

(b) receipt by the Indenture Trustee and the Owner Trustee of an Issuer Tax Opinion delivered in connection with this Amendment pursuant to Section 10.01 of the Indenture;

(c) receipt by the Indenture Trustee of an Opinion of Counsel delivered in connection with this Amendment pursuant to Section 10.03 of the Indenture;

(d) receipt by the Issuer, the Transferor or the Servicer of written notice from each Note Rating Agency that the amendments provided for by this Amendment will not result in a reduction or withdrawal of its ratings on any outstanding Notes of any Series, Class or Tranche; and

(e) delivery of counterparts of this Amendment, duly executed by the parties hereto.

[Signature page follows.]

3

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

AMERICAN EXPRESS ISSUANCE TRUST II,
as Issuer

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:	/s/ Erwin M. Soriano
Name: Erwin M. Soriano
Title: Vice President

THE BANK OF NEW YORK MELLON,
as Indenture Trustee and Securities Intermediary

By:	/s/ Esther Antoine
Name: Esther Antoine
Title: Vice President

[Omnibus Amendment to Indenture Supplements]

Acknowledged and Accepted:

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION VIII LLC, as Transferor

By:	/s/ Kerri S. Bernstein
Name: Kerri S. Bernstein Title: President

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., as Servicer and Administrator

By:	/s/ David L. Yowan
Name: David L. Yowan
Title: Treasurer

[Omnibus Amendment to Indenture Supplements]

EXHIBIT A

FORM OF MONTHLY SERVICER STATEMENT

AMERICAN EXPRESS ISSUANCE TRUST II

Monthly Period:	[Date] to [Date]
Record Date:	[Date]
Payment Date:	[Date]

TRUST ACTIVITY	TRUST TOTALS
1. Number of days in Monthly Period		[_	]
2. Beginning of Monthly Period Number of Accounts		[_	]
3. Beginning Principal Receivables, including any additions or removals during the Monthly Period	$	[_	]
3a. Addition of Principal Receivables	$	[_	]
3b. Removal of Principal Receivables	$	[_	]
4. Beginning Invested Amount of Collateral Certificates	$	[_	]
5. Beginning Excess Funding Account Amount	$	[_	]
6a. Beginning Required Pool Balance	$	[_	]
6b. Beginning Pool Balance	$	[_	]
7. New Principal Receivables	$	[_	]
8. Principal Collections	$	[_	]
9. Gross Default Amount	$	[_	]
10. Ending Principal Receivables	$	[_	]
11. Ending Total Receivables	$	[_	]
12. Ending Invested Amount of Collateral Certificates	$	[_	]
13. Ending Excess Funding Account Amount	$	[_	]
14. Ending Pool Balance	$	[_	]
15. Ending Required Pool Balance	$	[_	]
16. End of Monthly Period Number of Accounts		[_	]

B-1-1

TRUST PERFORMANCE
1. Principal Collections	$	[_	]
2. Principal Payment Rate		[_	]%
3. Net Default Amount	$	[_	]
4. Annualized Net Default Rate		[_	]%
5. Gross Default Amount	$	[_	]
6. Annualized Gross Default Rate		[_	]%
7. Finance Charge Collections	$	[_	]
8. Trust Portfolio Yield (Net of Defaults)		[_	]%

9. Delinquencies	Dollar Amount			Percentage of Ending Total Receivables		Number of Accounts		Percentage of Total Number of Accounts
31-60 Days Delinquent	$	[_	]	[_	]%	[_	]		[_	]%
61-90 Days Delinquent	$	[_	]	[_	]%	[_	]		[_	]%
91-120 Days Delinquent	$	[_	]	[_	]%	[_	]		[_	]%
120+ Days Delinquent	$	[_	]	[_	]%	[_	]		[_	]%
Total 30+ Days Delinquent	$	[_	]	[_	]%	[_	]		[_	]%

10. Loss Experience
Ending Principal Receivables								$	[_	]
Gross Default Amount								$	[_	]
Recoveries								$	[_	]
Net Default Amount								$	[_	]
Annualized Gross Default Rate									[_	]%
Annualized Recovery Rate									[_	]%
Annualized Net Default Rate									[_	]%
Number of Accounts Experiencing a Loss									[_	]
Number of Accounts Experiencing a Recovery									[_	]
Average Net Default Amount per Account Experiencing a Loss									[_	]

B-1-2

ASSET REVIEW

Information required by Item 1121(d)(1) of Regulation AB concerning the Trust:

[No activity to report for reporting period.]

Information required by Item 1121(d)(2) of Regulation AB concerning the Trust:

[There has been no change to the Asset Representation Reviewer during the reporting period.]

INVESTOR COMMUNICATION

Information required by Item 1121(e) of Regulation AB concerning the Trust:

[No activity to report for reporting period.]

[On [                    ], 20[    ], [                ] received a request from [            ] expressing an interest in communicating with other investors with regard to the possible exercise of rights under [TRANSACTION AGREEMENT]. The requesting investor may be contacted at:

[ADDRESS]

[PHONE NUMBER]

[EMAIL]]

REPURCHASES AND REPLACEMENTS

1. Information required by Rule 15Ga-1(a) concerning the Trust:

[No activity to report for reporting period.]

2. Most recent Form ABS-15G:

Form ABS-15G filed on [        ] under CIK number [        ]

CREDIT RISK RETENTION[1]
Required Seller’s Interest Amount	$	[_	]
Seller’s Interest Amount	$	[_	]
Seller’s Interest Percentage		[_	]%

TRANSFEROR AMOUNT
1. Applicable Required Transferor Amount Percentage		[_	]%
2. Beginning Pool Balance	$	[_	]
3. Beginning Nominal Liquidation Amount	$	[_	]

[1]	Only applies on or after the date compliance with respect to Regulation RR is required.

B-1-3

4. Beginning Transferor Amount	$	[_	]
5. Ending Pool Balance	$	[_	]
6. Ending Nominal Liquidation Amount (after giving effect to any principal payments on the related Payment Date)	$	[_	]
7. Ending Transferor Amount (after giving effect to any principal payments on the related Payment Date)	$	[_	]
8. Ending Required Transferor Amount	$	[_	]

B-1-4

AMERICAN EXPRESS ISSUANCE TRUST II

SERIES 20[    ]-[    ]

SERIES 20[__]-[_] NOMINAL LIQUIDATION AMOUNT AS OF THE RELATED PAYMENT DATE
1. Beginning Series 20[__]-[_] Nominal Liquidation Amount	$	[_	]
2. Reimbursement of previous reductions in the Series 20[__]-[_] Nominal Liquidation Amount	$	[_	]
3. Investor Charge-Offs	$	[_	]
4. Reallocated Principal Collections	$	[_	]
5. Principal Funding Account Deposit/(Withdrawal)	$	[_	]
6. Payments of principal of the Series 20[__]-[_] Notes	$	[_	]
7. Ending Series 20[__]-[_] Nominal Liquidation Amount	$	[_	]

REALLOCATION GROUP A ALLOCATIONS	Trust Totals			Group Totals
1. Nominal Liquidation Amount				$	[_	]
2. Finance Charge Collections	$	[_	]	$	[_	]
3. Interest				$	[_	]
4. Net Default Amount				$	[_	]
5. Servicing Fee paid to the servicer				$	[_	]
6. Additional Amounts				$	[_	]

SERIES 20[__]-[_] ALLOCATIONS
1. Reallocation Group		[A	]
2. Shared Excess Available Finance Charge Collections Group		[A	]
3. Shared Excess Available Principal Collections Group		[A	]
4. Opening Principal Funding Account Balance	$	[_	]
5. Series 20[__]-[_] Floating Allocation Percentage		[_	]%
6. Series 20[__]-[_] Finance Charge Collections	$	[_	]
7. Series 20[__]-[_] Reallocation Group A Finance Charge Collections	$	[_	]
8. Net Investment Proceeds from Principal Funding Account	$	[_	]

B-1-5

9. Amounts withdrawn from the Accumulation Reserve Account	$	[_	]
10. Series 20[__]-[_] Available Excess Recoveries	$	[_	]
11. Series 20[__]-[_] Available Finance Charge Collections	$	[_	]
12. Series 20[__]-[_] Allocation of Shared Excess Available Finance Charge Collections	$	[_	]
13. Series 20[__]-[_] LIBOR Determination Date		[_	]
14. Series 20[__]-[_] Monthly Interest ([Date] to [Date])	$	[_	]
15. Series 20[__]-[_] Servicing Fee paid to the servicer	$	[_	]
16. Series 20[__]-[_] Default Amount	$	[_	]
17. Series 20[__]-[_] Principal Allocation Percentage		[_	]%
18. Series 20[__]-[_] Allocation of Principal Collections	$	[_	]
19. Series 20[__]-[_] Allocation of Shared Excess Available Principal Charge Collections	$	[_	]

APPLICATION OF SERIES 20[__]-[_] AVAILABLE FINANCE CHARGE COLLECTIONS
1. Series 20[__]-[_] Available Finance Charge Collections	$	[_	]
2. Class A Notes ($[_])
a. Class A Monthly Interest (Note Interest Rate: [_]%)	$	[_	]
b. Class A Outstanding Monthly Interest	$	[_	]
c. Class A Additional Interest	$	[_	]
d. Class A Outstanding Additional Interest	$	[_	]
3. Class B Notes ($[_])
a. Class B Monthly Interest (Note Interest Rate: [_]%)	$	[_	]
b. Class B Outstanding Monthly Interest	$	[_	]
c. Class B Additional Interest	$	[_	]
d. Class B Outstanding Additional Interest	$	[_	]
4. Class C Notes ($[_])
a. Class C Monthly Interest (Note Interest Rate: [_]%)	$	[_	]
b. Class C Outstanding Monthly Interest	$	[_	]
c. Class C Additional Interest	$	[_	]
d. Class C Outstanding Additional Interest	$	[_	]

B-1-6

5. Series 20[__]-[_] Servicing Fee paid to servicer	$	[_	]
6. Amount equal to Series 20[__]-[_] Default Amount treated as Series 20[__]-[_] Available Principal Collections	$	[_	]
7. Amount equal to unreimbursed reductions in the Series 20[__]-[_] Nominal Liquidation Amount treated as Series 20[__]-[_] Available Principal Collections	$	[_	]
8. Deposited to the Accumulation Reserve Account	$	[_	]
9. Deposited to the Class C Reserve Account	$	[_	]
10. In the event of default and acceleration, amount up to the outstanding dollar principal amount of the Series 20[__]-[_] notes treated as Series 20[__]-[_] Available Principal Collections	$	[_	]
11. Remaining amount treated as Shared Excess Available Finance Charge Collections available for allocation to other series in Shared Excess Available Finance Charge Collections Group A	$	[_	]
12. Remaining amount paid to the holder of the Transferor Interest	$	[_	]

APPLICATION OF SHARED EXCESS AVAILABLE FINANCE CHARGE COLLECTIONS ALLOCATED TO SERIES 20[__]-[_]
1. Shared Excess Available Finance Charge Collections	$	[_	]
2. Applied to fund Class A Monthly Interest and Class A Additional Interest and any past due Class A Monthly Interest and Class A Additional Interest	$	[_	]
3. Applied to fund Class B Monthly Interest and Class B Additional Interest and any past due Class B Monthly Interest and Class B Additional Interest	$	[_	]
4. Applied to fund Class C Monthly Interest and Class C Additional Interest and any past due Class C Monthly Interest and Class C Additional Interest	$	[_	]
5. Applied to unpaid Series 20[__]-[_] Servicing Fee	$	[_	]
6. Amount equal to Series 20[__]-[_] Default Amount treated as Series 20[__]-[_] Available Principal Collections	$	[_	]
7. Amount equal to unreimbursed reductions in the Series 20[__]-[_] Nominal Liquidation Amount treated as Series 20[__]-[_] Available Principal Collections	$	[_	]
8. Deposited to the Accumulation Reserve Account	$	[_	]
9. Deposited to the Class C Reserve Account	$	[_	]
10. In the event of default and acceleration, amount up to the outstanding dollar principal amount of the Series 20[__]-[_] Notes treated as Series 20[__]-[_] Available Principal Collections	$	[_	]

B-1-7

11. Remaining amount treated as Shared Excess Available Finance Charge Collections available to cover Series Available Finance Charge Collections Shortfalls	$	[_	]
12. Remaining amount paid to the holder of the Transferor Interest	$	[_	]

PRINCIPAL COLLECTIONS
1. Series 20[__]-[_] Principal Allocation Percentage		[_	]%
2. Series 20[__]-[_] Principal Collections	$	[_	]

3. Reallocated Principal Collections required to pay shortfalls in interest on the Class A Notes or the Class B Notes or shortfalls in the Series 20[__]-[_] Servicing Fee and past due amounts thereon or uncovered Series 20[__]-[_] Default Amount

	$	[_	]
4. Item 2 minus Item 3	$	[_	]
5. Other amounts treated as Series 20[__]-[_] Available Principal Collections	$	[_	]
6. Series 20[__]-[_] Available Principal Collections (total of items 4 and 5)	$	[_	]

APPLICATION OF AVAILABLE PRINCIPAL COLLECTIONS DURING REVOLVING PERIOD
1. Treated as Shared Excess Available Principal Collections	$	[_	]

APPLICATION OF PRINCIPAL COLLECTIONS DURING CONTROLLED ACCUMULATION PERIOD
1. Principal Funding Account		[NA	]
2. Treated as Shared Excess Available Principal Collections		[NA	]

APPLICATION OF PRINCIPAL COLLECTIONS DURING EARLY AMORTIZATION PERIOD
1. Class A Noteholders		[NA	]
2. Class B Noteholders		[NA	]
3. Class C Noteholders		[NA	]
4. Treated as Shared Excess Available Principal Collections		[NA	]

B-1-8

APPLICATION OF SHARED EXCESS AVAILABLE PRINCIPAL COLLECTIONS ALLOCATED TO SERIES 20[__]-[_]
1. Series 20[__]-[_] Available Principal Collections Shortfall	$	[_	]
2. Shared Excess Available Principal Collections	$	[_	]
3. During the Controlled Accumulation Period:
3a. Amount deposited in the Principal Funding Account	$	[_	]
4. During the Early Amortization Period:
4a. Paid to the Class A Noteholders	$	[_	]
4b. Paid to the Class B Noteholders	$	[_	]
4c. Paid to the Class C Noteholders	$	[_	]

SERIES 20[__]-[_] PRINCIPAL FUNDING, ACCUMULATION, CLASS C RESERVE ACCOUNT
1. Principal Funding Account
Opening Balance	$	[_	]
Additions	$	[_	]
Withdrawals	$	[_	]
Ending Balance	$	[_	]
2. Investment Proceeds on Principal Funding Account	$	[_	]
3. Accumulation Reserve Account Amount
Opening Balance	$	[_	]
Additions	$	[_	]
Withdrawals	$	[_	]
Ending Balance	$	[_	]
4. Investment Proceeds on Accumulation Reserve Account	$	[_	]
5. Accumulation Reserve Account target amount	$	[_	]
6. Class C Reserve Account Amount
Opening Balance	$	[_	]
Additions	$	[_	]
Withdrawals	$	[_	]
Ending Balance	$	[_	]

B-1-9

7. Investment Proceeds on Class C Reserve Account	$	[_	]
8. Required Class C Reserve Account amount	$	[_	]
PORTFOLIO PERFORMANCE DATA
1. Series 20[__]-[_] Portfolio Yield
Current Monthly Period		[_	]%
Prior Monthly Period		[_	]%
Second Prior Monthly Period		[_	]%
2. Series 20[__]-[_] Quarterly Portfolio Yield		[_	]%
3. Series 20[__]-[_] Base Rate
Current Monthly Period		[_	]%
Prior Monthly Period		[_	]%
Second Prior Monthly Period		[_	]%
4. Series 20[__]-[_] Quarterly Base Rate		[_	]%
5. Series 20[__]-[_] Excess Spread Percentage
Current Monthly Period		[_	]%
Prior Monthly Period		[_	]%
Second Prior Monthly Period		[_	]%
6. Series 20[__]-[_] Quarterly Excess Spread Percentage		[_	]%
Is the Quarterly Excess Spread Percentage greater than the Required Excess Spread Percentage?		[YES	]
7. Principal Payment Rate
Current Monthly Period		[_	]%
Prior Monthly Period		[_	]%
Second Prior Monthly Period		[_	]%
8. Quarterly Principal Payment Rate		[_	]%
Is the Quarterly Principal Payment Rate greater than 60%?		[YES	]

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., as Servicer

By:
Name: Title:

B-1-10